As filed with the Securities and Exchange Commission on November 13, 1996

                                                        REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                               DRYPERS CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       76-0344044
(State or other jurisdiction of              (I.R.S Employer Identification No.)
incorporation or organization)

  1415 WEST LOOP NORTH
     HOUSTON, TEXAS                                      77055
(Address of Principal Executive Offices)              (Zip Code)

  DRYPERS CORPORATION AMENDED AND RESTATED 1995 KEY EMPLOYEE STOCK OPTION PLAN
        DRYPERS CORPORATION 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                DRYPERS CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                 WALTER V. KLEMP
                     CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER
                               DRYPERS CORPORATION
                              1415 WEST LOOP NORTH
                              HOUSTON, TEXAS 77055
                     (Name and address of agent for service)

                                 (713) 682-6848
          (Telephone number, including area code, of agent for service)

                            ------------------------

                                  With Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                         ATTENTION: ROBERT F. GRAY, JR.

                            ------------------------

                           CALCULATION OF REGISTRATION FEE

=============================================================================================
                                     PROPOSED          PROPOSED MAXIMUM
TITLE OF SECURITIES  AMOUNT TO BE  MAXIMUM OFFERING   AGGREGATE OFFERING      AMOUNT OF
TO BE REGISTERED      REGISTERED   PRICE PER SHARE (1)    PRICE (1)       REGISTRATION FEE
---------------------------------------------------------------------------------------------
Common Stock,
$.001 par value       3,580,124         $4.9375        $17,676,862.25       $5,356.62
=============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the Nasdaq SmallCap Market on November 12, 1996.

(2) Includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the stock option plans.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents are hereby incorporated by reference in this Registration Statement:

           1. The Annual Report on Form 10-K of Drypers Corporation, a Delaware corporation (the "Registrant"), for the fiscal year ended December 31, 1995;

           2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

           3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

           4. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and

           5. The description of the Registrant's common stock, $.001 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed on February 14, 1994, including any amendment or reports filed for the purpose of updating such description.

           All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The validity of the Common Stock is being passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas. Certain members of the firm of Fulbright & Jaworski L.L.P. own 8,467 shares of Common Stock and warrants to purchase 3,376 shares of Common Stock at an exercise price of $4.00 per share.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Company has authority under Section 145 of the General Corporation Law of the State of Delaware to indemnify its officers, directors, employees and agents to the extent provided in such statute. Article Ninth of the Company's Restated Certificate of Incorporation and Article IX of the Company's Bylaws provide for indemnification of the Registrant's officers, directors, employees and agents.

           Section 102 of the General Corporation Law of the State of Delaware permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) breaches under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions and (iv) any transaction from which the director derived an improper personal benefit. Article Eighth of the Registrant's Restated Certificate of Incorporation limits a director's personal liability to the extent permitted by the General Corporation Law of the State of Delaware. The Registrant currently maintains directors and officers insurance.

           The Registrant has entered into an indemnity agreement with each of its officers and directors contractually obligating the Company to indemnify such person to the fullest extent permitted by the General Corporation Law of the State of Delaware. In connection with the recapitalization of the Registrant on August 2, 1991, and pursuant to the Agreement and Plan of Merger dated March 22, 1991, the Registrant agreed that the indemnification obligations of the Registrant under its Restated Certificate of Incorporation and Bylaws constitute binding contractual obligations to each of the Registrant's officers and directors immediately prior to the recapitalization, and that the amendment or repeal of those provisions will not affect the rights of officers and directors of the Registrant immediately prior to the recapitalization relating to services occurring prior to such amendment or repeal.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

*4.1 Restated Certificate of Incorporation of Drypers Corporation, as amended. (Filed as Exhibit 3.1 to current report on Form 8-K dated March 1, 1996.).

*4.2 Bylaws of Drypers Corporation, as amended, dated January 21, 1994. (Filed as Exhibit 3.2 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

*4.3       Specimen 12 1/2% Series B Senior Note Certificate. (Filed as
           Exhibit 4.1 to Amendment No. 1 to Form S-4 filed March 17, 1993, Registration Statement No. 33-54810).

*4.4 Form of Common Stock Certificate. (Filed as Exhibit 4.2 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

*4.5 Form of Common Stock Purchase Warrant entitling the persons listed on Schedule 4.3 to purchase an aggregate of 14,680 shares of Common Stock. (Filed as Exhibit 4.3 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

*4.6 Form of Common Stock Purchase Warrant entitling the persons listed on Schedule 4.4 to purchase an aggregate of 24,088 shares of Common Stock. (Filed as Exhibit 4.4 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

*4.7 Form of Common Stock Purchase Warrant of the Company entitling the persons listed on Schedule 4.5 to purchase an aggregate of 23,971 shares of Common Stock. (Filed as Exhibit 4.5 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

*4.8 Form of Common Stock Purchase Warrant entitling the persons listed on Schedule 4.6 to purchase an aggregate of 346,183 shares of Common Stock. (Filed as Exhibit 4.6 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

*4.9 Form of Common Stock Purchase Warrant entitling the persons listed on Schedule 4.7 to purchase an aggregate of 24,995 shares of Common Stock. (Filed as Exhibit 4.7 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

*4.10 Forms of Warrants. (Filed as Exhibit 4.37 to Form S-1 Filed October 8, 1993, Registration Statement No. 33-70098).

*4.11 Form of Nonqualified Stock Option Agreement, as amended, entitling the persons listed on Schedule 4.9 to purchase an aggregate of 125,000 shares of Common Stock. (Filed as Exhibit 4.9 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration Statement No. 33-74436).

*4.12 Form of Nonqualified Stock Option Agreement, as amended, entitling the persons listed on Schedule 4.10 to purchase an aggregate of 93,750 shares of Common Stock. (Filed as Exhibit 4.10 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration Statement No. 33-74436).

*4.13 Form of Nonqualified Stock Option Agreement dated April 9, 1993, entitling the persons listed on Schedule 4.11 to purchase an aggregate of 71,875 shares of Common Stock. (Filed as Exhibit 4.11 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

*4.14 Form of Nonqualified Stock Option Agreement dated October 1, 1992, entitling the persons listed on Schedule 4.13 to purchase an aggregate of 45,000 shares of Common Stock. (Filed as Exhibit 4.13 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

*4.15 Form of Agreement Amending and Restating Option Agreement dated October 1, 1992, by and among the Company, Equus II Incorporated, Equus Capital Partners, L.P., each of the former partners of VCP, Ltd., Davis Venture Partners, L.P., Triad Ventures II, L.P., Howard
           L. Terry, the Terry Foundation, and the persons listed on Schedule
           4.15. (Filed as Exhibit 4.15 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

*4.16      Form of Nonqualified Stock Option Agreement dated December 31,
           1993, entitling the persons listed on Schedule 4.16 to purchase an aggregate of 31,250 shares of Common Stock. (Filed as Exhibit 4.16 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

*4.17 Indenture dated as of November 10, 1992, by and among the Company, Hygienic Products International, Inc., VRG Leasing Corporation, and First Interstate Bank of Texas, N.A., as trustee. (Filed as Exhibit
           4.29 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).

*4.18 Warrant Agreement dated as of November 10, 1992, by and between the Company and First Interstate Bank of Texas, N.A., as warrant agent. (Filed as Exhibit 4.31 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).

*4.19 Warrant Agreement dated as of July 31, 1991, by and between the Company and First Interstate Bank of Texas, N.A., Warrant Agent. (Filed as Exhibit 4.16 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).

*4.20 2% Convertible Junior Subordinated Debenture due June 30, 1998, issued to Randy C. Schaaf in the original principal amount of $500,000. (Filed as Exhibit 4.32 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).

*4.21 Form of Investment and Stock Registration Agreement dated November 10, 1992, by and among the Company and the persons listed on Schedule
           4.34 attached thereto. (Filed as Exhibit 4.34 to Form S-4 filed November 20, 1992, Registration Statement No. 33- 54810).

*4.22 VRG Holding Corporation 1992 Incentive Stock Option Plan, as amended. (Filed as Exhibit 10.14 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration Statement No. 33-74436).

*4.23 VRG Holding Corporation 1991 Nonqualified Stock Option Plan. (Filed as Exhibit 10.15 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).

*4.24 Form of 12% Junior Subordinated Debenture due June 30, 1998, in the aggregate principal amount of $2,400,000 issued to the persons listed on Schedule 10.29. (Filed as Exhibit 10.29 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).

*4.25 Drypers 401(k) Plan (filed as Exhibit 10.25 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration Statement No. 33-74436).

*4.26 Memorandum of Preferred Stock Purchase Agreement dated July 31, 1994, by and among Drypers Corporation, Seler S.A., Ricardo Marcelo Albamonte and Alfred Garcia Bernal (Filed as Exhibit 10.1 to Form 10-Q filed August 15, 1994, Commission Filed No. 0- 23422).

*4.27      Drypers Corporation 1995 Key Employee Stock Option Plan (Filed as
           Exhibit 10.1 to Form 10-Q filed August 4, 1995, Commission File No. 0-23422).

*4.28 Drypers Corporation 1994 Non-Employee Director Option Plan (Filed as Exhibit 10.2 to Form 10-Q filed August 4, 1995, Commission File No. 0-23422).

*4.29 Form of Drypers Corporation 1995 Key Employee Stock Option Plan Nonqualified Stock Option Agreement (Filed as Exhibit 10.3 to Form 10-Q filed August 4, 1995, Commission File No. 0-23422).

*4.30 Form of Drypers Corporation 1995 Key Employee Stock Option Plan Incentive Stock Option Agreement (Filed as Exhibit 10.4 to Form 10-Q filed August 4, 1995, Commission File No. 0-23422).

*4.31 Loan and Security Agreement dated February 26, 1996, between Congress Financial Corporation (Southwest) and Drypers Corporation. (Filed as Exhibit 10.1 to Current Report on Form 8-K dated March 1,
           1996).

*4.32 Second Amended and Restated Loan Agreement dated as of February 23, 1996, between Drypers Corporation and First Interstate Bank of Texas, N.A. (Filed as Exhibit 10.2 to Current Report on Form 8-K dated March 1, 1996).

**4.33     Drypers Corporation Employee Stock Purchase Plan.

**4.34 Drypers Corporation Amended and Restated 1995 Key Employee Stock Option Plan.

**4.35     Drypers Corporation 1996 Non-Employee Director Stock Option Plan.

**5.1      Opinion of Fulbright & Jaworski L.L.P.

**23.1     Consent of Arthur Andersen L.L.P.

**23.2     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

**24.1 Powers of Attorney (included on Pages II-8 and II-9 of this Registration Statement).

*    Incorporated by reference to the filing indicated.
**   Filed herewith.

ITEM 9.    UNDERTAKINGS.

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of November, 1996.

                                    DRYPERS CORPORATION

                                    By: /s/ WALTER V. KLEMP
                                            Walter V. Klemp
                                    Chairman and Co-Chief Executive Officer

                              POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Walter V. Klemp and Terry A. Tognietti, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                       TITLE                    DATE

   /s/ WALTER V. KLEMP              Chairman and
       Walter V. Klemp        Co-Chief Executive Officer     November 13, 1996
                            (Principal Executive Officer)

/s/ RAYMOND M. CHAMBERS      Co-Chief Executive Officer
    Raymond M. Chambers             and Director             November 13, 1996

 /s/ TERRY A. TOGNIETTI      Co-Chief Executive Officer
     Terry A. Tognietti              and Director            November 13, 1996

    /s/ NOLAN LEHMANN                 Director               November 13, 1996
        Nolan Lehmann

   /s/ GARY L. FORBES                 Director               November 13, 1996
       Gary L. Forbes

  /s/ PHILIP A. TUTTLE                Director               November 13, 1996
      Philip A. Tuttle

   /s/ JONATHAN FOSTER         Chief Financial Officer       November 13, 1996
       Jonathan Foster      (Principal Financial Officer
                               and Accounting Officer)

                                  EXHIBIT INDEX



EXHIBIT NUMBER                   DESCRIPTION                         PAGE NUMBER
--------------  ---------------------------------------------------- -----------
                Restated Certificate of Incorporation of Drypers
   4.1 Corporation, as amended. (Filed as Exhibit 3.1 to current report on Form 8-K dated March 1, 1996.).

                Bylaws of Drypers Corporation, as amended, dated
   4.2 January 21, 1994. (Filed as Exhibit 3.2 to Form S-1 filed January 26, 1994, Registration Statement
                No. 33-74436).

                Specimen 12 1/2% Series B Senior Note Certificate.
   4.3 (Filed as Exhibit 4.1 to Amendment No. 1 to Form S-4 filed March 17, 1993, Registration Statement No. 33-54810).

                Form of Common Stock Certificate.  (Filed as
   4.4          Exhibit 4.2 to Form S-1 filed January 26, 1994,
                Registration Statement No. 33-74436).

                Form of Common Stock Purchase Warrant entitling
   4.5 the persons listed on Schedule 4.3 to purchase an aggregate of 14,680 shares of Common Stock. (Filed as Exhibit 4.3 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

                Form of Common Stock Purchase Warrant entitling
   4.6 the persons listed on Schedule 4.4 to purchase an aggregate of 24,088 shares of Common Stock. (Filed as Exhibit 4.4 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

                Form of Common Stock Purchase Warrant of the
   4.7 Company entitling the persons listed on Schedule 4.5 to purchase an aggregate of 23,971 shares of Common Stock. (Filed as Exhibit 4.5 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

                Form of Common Stock Purchase Warrant entitling the persons listed on Schedule 4.6 to purchase an
   4.8 aggregate of 346,183 shares of Common Stock. (Filed as Exhibit 4.6 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

                Form of Common Stock Purchase Warrant entitling the persons listed on Schedule 4.7 to purchase an
   4.9 aggregate of 24,995 shares of Common Stock. (Filed as Exhibit 4.7 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

                Forms of Warrants.  (Filed as Exhibit 4.37 to Form S-
  4.10          1 Filed October 8, 1993, Registration Statement No.
                33-70098).

                Form of Nonqualified Stock Option Agreement, as amended, entitling the persons listed on Schedule 4.9
  4.11 to purchase an aggregate of 125,000 shares of Common Stock. (Filed as Exhibit 4.9 to Amendment
                No. 1 to Form S-1 filed February 17, 1994,
                Registration Statement No. 33-74436).

                Form of Nonqualified Stock Option Agreement, as amended, entitling the persons listed on Schedule 4.10
  4.12 to purchase an aggregate of 93,750 shares of Common Stock. (Filed as Exhibit 4.10 to Amendment No. 1 to Form S-1 filed February 17, 1994, Registration
                Statement No. 33-74436).

                Form of Nonqualified Stock Option Agreement dated April 9, 1993, entitling the persons listed on
  4.13 Schedule 4.11 to purchase an aggregate of 71,875 shares of Common Stock. (Filed as Exhibit 4.11 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

                Form of Nonqualified Stock Option Agreement dated October 1, 1992, entitling the persons listed on
  4.14 Schedule 4.13 to purchase an aggregate of 45,000 shares of Common Stock. (Filed as Exhibit 4.13 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

                Form of Agreement Amending and Restating Option Agreement dated October 1, 1992, by and among the Company, Equus II Incorporated, Equus Capital Partners, L.P., each of the former partners of VCP,
  4.15 Ltd., Davis Venture Partners, L.P., Triad Ventures II, L.P., Howard L. Terry, the Terry Foundation, and the persons listed on Schedule 4.15. (Filed as Exhibit 4.15 to Form S-1 filed January 26, 1994, Registration Statement No. 33-74436).

                Form of Nonqualified Stock Option Agreement dated December 31, 1993, entitling the persons listed on
  4.16 Schedule 4.16 to purchase an aggregate of 31,250 shares of Common Stock. (Filed as Exhibit 4.16 to
                Form S-1 filed January 26, 1994, Registration
                Statement No. 33-74436).

                Indenture dated as of November 10, 1992, by and among the Company, Hygienic Products
  4.17          International, Inc., VRG Leasing Corporation, and
                First Interstate Bank of Texas, N.A., as trustee. (Filed as
                Exhibit 4.29 to Form S-4 filed November 20, 1992,
                Registration Statement No. 33-54810).

                Warrant Agreement dated as of November 10, 1992, by and between the Company and First Interstate
  4.18 Bank of Texas, N.A., as warrant agent. (Filed as Exhibit 4.31 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).

                Warrant Agreement dated as of July 31, 1991, by and between the Company and First Interstate Bank of
  4.19 Texas, N.A., Warrant Agent. (Filed as Exhibit 4.16 to Form S-4 filed November 20, 1992, Registration
                Statement No. 33-54810).

                2% Convertible Junior Subordinated Debenture due June 30, 1998, issued to Randy C. Schaaf in the
  4.20 original principal amount of $500,000. (Filed as Exhibit 4.32 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).

                Form of Investment and Stock Registration
                Agreement dated November 10, 1992, by and among
  4.21 the Company and the persons listed on Schedule 4.34 attached thereto. (Filed as Exhibit 4.34 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).

                VRG Holding Corporation 1992 Incentive Stock
  4.22 Option Plan, as amended. (Filed as Exhibit 10.14 to Amendment No. 1 to Form S-1 filed February 17,
                1994, Registration Statement No. 33-74436).

                VRG Holding Corporation 1991 Nonqualified Stock
  4.23 Option Plan. (Filed as Exhibit 10.15 to Form S-4 filed November 20, 1992, Registration Statement No. 33-
                54810).

                Form of 12% Junior Subordinated Debenture due
                June 30, 1998, in the aggregate principal amount of
  4.24          $2,400,000 issued to the persons listed on Schedule
                10.29. (Filed as Exhibit 10.29 to Form S-4 filed November 20, 1992, Registration Statement No. 33-54810).

                Drypers 401(k) Plan (filed as Exhibit 10.25 to
  4.25          Amendment No. 1 to Form S-1 filed February 17,
                1994, Registration Statement No. 33-74436).

                Memorandum of Preferred Stock Purchase Agreement dated July 31, 1994, by and among Drypers
  4.26 Corporation, Seler S.A., Ricardo Marcelo Albamonte and Alfred Garcia Bernal (Filed as Exhibit 10.1 to Form 10-Q filed August 15, 1994, Commission Filed No. 0-23422).

                Drypers Corporation 1995 Key Employee Stock
  4.27 Option Plan (Filed as Exhibit 10.1 to Form 10-Q filed August 4, 1995, Commission File No. 0-23422).

                Drypers Corporation 1994 Non-Employee Director
  4.28 Option Plan (Filed as Exhibit 10.2 to Form 10-Q filed August 4, 1995, Commission File No. 0-23422).

                Form of Drypers Corporation 1995 Key Employee
  4.29          Stock Option Plan Nonqualified Stock Option
                Agreement (Filed as Exhibit 10.3 to Form 10-Q filed August 4, 1995, Commission File No. 0-23422).

                Form of Drypers Corporation 1995 Key Employee
  4.30 Stock Option Plan Incentive Stock Option Agreement (Filed as Exhibit 10.4 to Form 10-Q filed August 4, 1995, Commission File No. 0-23422).

                Loan and Security Agreement dated February 26, 1996, between Congress Financial Corporation
  4.31          (Southwest) and Drypers Corporation.  (Filed as
                Exhibit 10.1 to Current Report on Form 8-K dated
                March 1, 1996).

                Second Amended and Restated Loan Agreement dated as of February 23, 1996, between Drypers Corporation
  4.32          and First Interstate Bank of Texas, N.A. (Filed as
                Exhibit 10.2 to Current Report on Form 8-K dated
                March 1, 1996).

  4.33          Drypers Corporation Employee Stock Purchase Plan.

  4.34 Drypers Corporation Amended and Restated 1995 Key Employee Stock Option Plan.

  4.35          Drypers Corporation Non-Employee Director Stock Option Plan.

   5.1          Opinion of Fulbright & Jaworski L.L.P.

  23.1          Consent of Arthur Andersen L.L.P.

  23.2          Consent of Fulbright & Jaworski L.L.P. (included in
                Exhibit 5.1).

  24.1 Powers of Attorney (included on Pages II-8 and II-9 of this Registration Statement).